Exhibit 10.24(a)

VEDDER PRICE	VEDDER PRICE LLP

Frontier Airlines Holdings, Inc.

as Guarantor

and

Airbus S.A.S.

as Beneficiary

Guarantee

PDP Step-In Arrangements

Airbus A320neo Aircraft/ Airbus A321ceo Aircraft

Vertical Horizons, Inc.

Execution Version

Contents

1	Definitions and Interpretation	1

2	Guarantee and Indemnity	3

3	Preservation of Rights	3

4	Representations and Warranties	5

5	Covenants	5

6	Continuing Security	5

7	Payments	6

8	Currency Conversion	6

9	Appropriations	6

10	Set-off	6

11	Release	7

12	Miscellaneous	7

13	Costs and Expenses	7

14	Assignments and Transfers	8

15	Notices	8

16	Governing Law and Jurisdiction	9

Schedule 1 Representations and Warranties		11

Schedule 2 Covenants		13

Execution Page		15

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This Guarantee

Dated 23 December 2014

Between:

(1)	Frontier Airlines Holdings, Inc., a corporation incorporated and existing under the laws of the State of Delaware, United States of America (the Guarantor); and

(2)	Airbus S.A.S., registered in France and having its registered office at 1 rond-point Maurice Bellonte, 31707 Blagnac Cedex, France (the Beneficiary).

Recitals:

(A)	The Principal and the Beneficiary are parties to, inter alia, the Step-In Agreement.

(B)	As a condition precedent to the obligations of the Beneficiary under, inter alia, the Step-In Agreement, the Guarantor is required to execute this Guarantee.

It is agreed as follows:

1	Definitions and Interpretation

1.1

Except as otherwise defined in this Guarantee, all words and expressions defined in the Step-In Agreement (including definitions incorporated by reference to another document) shall have the same respective meanings when used in this Guarantee.

1.2	In this Guarantee, the following words and expressions shall, except where the context otherwise requires, have the following respective meanings:

Aircraft means five (5) Airbus A320neo aircraft and nine (9) Airbus A321ceo aircraft, as such aircraft is more particularly described in the Step-In Agreement.

Guarantee means this deed of guarantee and indemnity (including the Recitals and the Schedules).

Guarantee Period means the period starting on the date of this Guarantee and ending on the date upon which all of the Guaranteed Obligations have been fully and finally discharged (as confirmed in writing by the Beneficiary).

Guaranteed Obligations means (a) any and all moneys and financial liabilities which are (or which are expressed to be) now or at any time hereafter due, owing or payable by the Principal to the Beneficiary in any currency, actually or contingently, with another or others, as principal or surety, pursuant to any Relevant Document, including as a consequence of any breach, non -performance, disclaimer or repudiation by the Principal (or by a liquidator, receiver, examiner, administrative receiver, administrator or any similar officer in respect of the Principal) of any of the Principal’s obligations pursuant to any Relevant Document, and (b) any and all obligations which are (or which are expressed to be) now or at any time hereafter to be performed by the Principal in favour of the Beneficiary pursuant to any Relevant Document (and any and all such moneys, financial liabilities and obligations of the Principal shall form part of the Guaranteed Obligations (i) whether or not the Principal is personally liable for the same and whether or not any recourse may be had with respect thereto against the Principal and/or its assets and (ii) (without limiting the foregoing) notwithstanding the limited recourse provisions of clause 24 (Recourse) of the Step-In Agreement).

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Parties means, together, the parties to this Guarantee (each, a Party).

Principal means Vertical Horizons, Inc., a company incorporated and existing under the laws of the Cayman Islands.

Relevant Accounting Standard means, in relation to the Guarantor, generally accepted accounting principles in the United States of America or the international financial reporting standards promulgated by the International Accounting Standards Board.

Security Trustee means Bank of Utah, not in its individual capacity but solely as security trustee for and on behalf of the Finance Parties.

Shareholder means lntertrust SPV (Cayman) Limited, a company incorporated and existing under the laws of the Cayman Islands.

Step-In Agreement means the step-in agreement relating to the Aircraft dated of even date herewith and entered into between the Principal, the Security Trustee and the Beneficiary.

1.3	Unless otherwise specified and except where the context otherwise requires, any reference in this Guarantee to:

(a)	any person shall be construed so as to include its successors and permitted assigns and permitted transferees in accordance with their respective interests;

(b)

any document (including this Guarantee and each other Relevant Document) shall be construed as a reference to such document as amended, restated, supplemented, varied, transferred or novated from time to time in accordance with its terms and to the extent that such document is at the relevant time in effect;

(c)	any provision of law shall be construed as a reference to that provision as amended, supplemented, varied, re-enacted, replaced or restated from time to time;

(d)

any applicable law includes, without limitation, (i) applicable laws, acts, codes, conventions, decrees, decree-laws, legislation, statutes, treaties and similar instruments, (ii) applicable final judgments, orders, determinations or awards of any court from which there is no right of appeal (or, if there is a right of appeal, such appeal is not prosecuted within the allowable time) and (iii) applicable directives, guidance, guidelines, notices, orders, regulations and rules of any governmental authority (whether or not having the force of law but with which, if not having the force of law, compliance is customary);

(e)	a Clause shall be construed as a reference to a clause of this Guarantee;

(f)

a person shall be construed as a reference to any association, company, corporation, firm, governmental authority, individual, joint venture, partnership (including any limited partnership and any limited liability partnership) or trust (in each case whether or not having separate legal personality);

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(g)	a Schedule shall be construed as a reference to a schedule to this Guarantee;

(h)

a successor shall be construed so as to mean a successor in title of a person and any person who under the applicable laws of its jurisdiction of incorporation or domicile has assumed the rights and obligations of such person or to which, under such laws or by agreement or otherwise, such rights and obligations have been transferred;

(i)	VAT shall be construed as a reference to value added tax or any other tax of a similar nature and any tax which replaces any such tax or is levied in addition to any such tax; and

(j)

the winding-up, dissolution, administration or re-organisation of a person shall be construed so as to include any equivalent or analogous proceedings under the applicable law of the jurisdiction in which such person is incorporated or formed or any jurisdiction in which such person carries on business including the seeking of liquidation, winding-up, examinership, reorganisation, dissolution, administration, arrangement, adjustment, protection or relief of debtors.

1.4	Clause and Schedule headings shall be ignored in the interpretation of this Guarantee.

2	Guarantee and Indemnity

The Guarantor irrevocably and unconditionally:

(a)	guarantees to the Beneficiary the due and punctual payment and performance by the Principal of all of the Guaranteed Obligations;

(b)

agrees to pay to the Beneficiary from time to time, within three (3) Business Days of first written demand, the Guaranteed Obligations, which have become due and payable and which have not been paid in full and in accordance with the provisions of the applicable Relevant Document at the time such demand is made; and

(c)

agrees, as a separate and independent primary obligation, to indemnify the Beneficiary from time to time, within three (3) Business Days of first written demand, from and against any Losses incurred by the Beneficiary as a result of any of the Guaranteed Obligations being or becoming illegal, invalid, void, voidable, unenforceable, ineffective or of limited force and effect as against the Principal for any reason whatsoever, whether or not known to the Beneficiary, the amount of such loss being the amount which the Beneficiary would otherwise have been entitled to recover from the Principal.

3	Preservation of Rights

3.1

This Guarantee (and the obligations of the Guarantor contained in this Guarantee) is in addition to and independent of (and is not in any way prejudiced by) any other guarantee or security which the Beneficiary may at any time hold in respect of any of the Principal’s obligations under any Relevant Document.

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3.2

Neither the obligations of the Guarantor contained in this Guarantee nor the rights, powers and remedies conferred upon the Beneficiary by this Guarantee or by law shall be discharged, impaired or otherwise affected by:

(a)	the winding-up, dissolution, examinership, administration or reorganisation of (or any other insolvency proceedings in relation to) the Principal or any other person;

(b)	any change in the status, function, control or ownership of the Principal or any other person;

(c)

any of the obligations of the Principal or any other person under any Relevant Document being or becoming illegal, invalid, void, voidable, unenforceable, ineffective or of limited force and effect in any respect;

(d)	any time, waiver, consent, release or other indulgence granted to, or any composition with, the Principal or any other person with respect to any of its obligations under any Relevant Document;

(e)

any alteration, amendment, change, extension, replacement, restatement, supplement or variation (however fundamental and whether or not resulting in an increase of obligations) in relation to any Relevant Document;

(f)	any assignment and/or transfer (including by novation) with respect to any rights and/or obligations in relation to any Relevant Document;

(g)	any failure to take, or fully to take, any security contemplated by any Relevant Document or otherwise agreed to be taken in respect of any of the Principal’s obligations under any Relevant Document;

(h)

any failure to realise or fully to realise the value of, or any release, discharge, exchange or substitution of, any security taken in respect of any of the Principal’s obligations under any Relevant Document; or

(i)

any other act, event or omission which, but for this Clause 3.2, might operate to discharge, impair or otherwise affect any of the obligations of the Guarantor contained in this Guarantee or any of the rights, powers or remedies conferred upon the Beneficiary by this Guarantee, any other Relevant Document or by law.

3.3

Any settlement, discharge or release between the Guarantor and the Beneficiary in relation to this Guarantee shall be conditional upon no right, security, disposition or payment to or in favour of the Beneficiary by the Principal or any other person being avoided, set aside, reduced or ordered to be refunded as a result of the operation of any applicable law and if any such right, security, disposition or payment is so avoided, set aside, reduced or ordered to be refunded, the liability of the Guarantor shall continue and the Beneficiary shall be entitled to recover under this Guarantee the value or amount of that right, security, disposition or payment, in each case as if any such settlement, discharge or release had not occurred.

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3.4	The Beneficiary shall not be obliged before exercising any of the rights, powers or remedies conferred upon it by this Guarantee or by law:

(a)	to make any demand of the Principal;

(b)	to take any action or obtain judgment in any court against the Principal;

(c)	to make or file any claim or proof in a winding-up, dissolution, examinership, administration or re-organisation of the Principal; or

(d)	to enforce or seek to enforce any security taken in respect of any of the Principal’s obligations under any Relevant Document.

3.5

The Guarantor agrees that, for so long as the Principal is under any actual or contingent obligation under any Relevant Document, the Guarantor shall not exercise any right which the Guarantor may at any time have by reason of this Guarantee or the performance by it of its obligations under this Guarantee:

(a)	to be indemnified by the Principal or to receive any collateral from the Principal in respect of the Guarantor’s obligations under this Guarantee;

(b)	to claim any contribution from any other guarantor of the Principal’s obligations under any Relevant Document;

(c)	to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any of the Beneficiary’s rights under any Relevant Document;

(d)	to bring legal or other proceedings for an order requiring the Principal to make any payment, or to perform any obligation, in relation to any Guaranteed Obligation;

(e)	to exercise any right of set-off against the Principal; and/or

(f)	to claim or prove as a creditor of the Principal in competition with the Beneficiary.

4	Representations and Warranties

The Guarantor hereby makes in favour of the Beneficiary the representations and warranties set out in Schedule 1 (Representations and Warranties).

5	Covenants

The Guarantor hereby covenants in favour of the Beneficiary in the terms of the undertakings set out in Schedule 2 (Covenants).

6	Continuing Security

The obligations of the Guarantor contained in this Guarantee shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and shall not be considered as satisfied or discharged by any intermediate payment, satisfaction or settlement of any or all of the Guaranteed Obligations and shall continue in full force and effect until the full and final payment, satisfaction and discharge of the Guaranteed Obligations.

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7	Payments

7.1

All payments to be made by the Guarantor under this Guarantee shall be made in the currency in which the corresponding payment obligation of the Principal is due and payable under each applicable Relevant Document and in immediately available, freely transferable, cleared funds to such account of the Beneficiary with such bank in the principal financial centre of the relevant country as the Beneficiary shall from time to time have specified upon not less than three (3) Business Days’ notice in writing to the Guarantor for this purpose.

7.2

All payments to be made by the Guarantor under this Guarantee shall be made without set-off or counterclaim and without any deduction or withholding whatsoever. If the Guarantor is obliged by law to make any deduction or withholding from any such payment, the amount due from the Guarantor in respect of such payment shall be increased to the extent necessary to ensure that, after the making of such deduction or withholding, the Beneficiary receives a net amount equal to the amount that the Beneficiary would have received had no such deduction or withholding been required to be made.

8	Currency Conversion

The Beneficiary may convert any money received or realised by it under or pursuant to this Guarantee which is not in the currency in which the relevant sum is due and payable under each applicable Relevant Document from that currency into the currency in which such sum is due at a market rate of exchange in its usual course of business for the purpose of the applicable conversion.

9	Appropriations

Until the full and final discharge of the Guaranteed Obligations, the Beneficiary may:

(a)

refrain from applying or enforcing any other moneys, security or rights held or received by the Beneficiary with respect to the Guaranteed Obligations, or apply and enforce such other moneys, security or rights in such manner and order as it determines in its absolute discretion (whether against the Guaranteed Obligations or otherwise) and the Guarantor shall not be entitled to the benefit of such other moneys, security or rights; and

(b)	credit to and hold in an interest-bearing suspense account any moneys received from the Guarantor or on account of the Guarantor’s liability under this Guarantee.

10	Set-off

The Beneficiary may set off any matured obligation due from the Guarantor under this Guarantee against any matured obligation owed by the Beneficiary to the Guarantor, regardless of the place of payment or currency of either obligation. If the obligations are in different currencies, the Beneficiary may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the applicable set-off.

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11	Release

Following the full and final discharge of the Guaranteed Obligations, the Beneficiary will, upon the request and at the cost of the Guarantor, release (without recourse or warranty) the Guarantor from its obligations under this Guarantee.

12	Miscellaneous

12.1

This Guarantee may be executed in any number of counterparts and on separate counterparts, each of which when executed shall constitute an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Guarantee by e-mail attachment or fax shall be an effective mode of delivery. In relation to each counterpart, upon confirmation by or on behalf of a Party that such Party authorises the attachment of its counterpart signature page to the final text of this Guarantee, such counterpart signature page shall take effect, together with such final text, as a complete authoritative counterpart.

12.2	Any amendment, supplement or variation to this Guarantee must be in writing and executed by each Party.

12.3

Neither the failure to exercise, nor the delay in any exercise of, nor the single or partial exercise of, any right, power or remedy by the Beneficiary under or in relation to this Guarantee shall (a) operate as a waiver of such right, power or remedy, (b) prevent any further or other exercise of such right, power or remedy or (c) prevent the exercise of any other right, power or remedy. The rights, powers and remedies of the Beneficiary provided in this Guarantee are cumulative and not exclusive of any rights, powers or remedies provided by law.

12.4

Any waiver or consent given by a Party under or in relation to this Guarantee must, in order to be effective, be in writing and shall only be effective in the specific circumstances in which it is given.

12.5

If at any time any provision of this Guarantee is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions of this Guarantee nor the legality, validity or enforceability of such provision under the law of any other jurisdiction shall in any way be affected or impaired.

12.6	A person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or enjoy the benefit of any term of this Guarantee.

13	Costs and Expenses

13.1

The Guarantor shall from time to time, within three (3) Business Days of first written demand by the Beneficiary, reimburse the Beneficiary for all reasonable costs and expenses (including legal fees together with irrecoverable VAT and disbursements) incurred by it in relation to (a) the negotiation, preparation and execution of this Guarantee, (b) the preservation of any of its rights under or in relation to this Guarantee, (c) any proposed amendment to this Guarantee or (d) any request or requirement for a consent or waiver under this Guarantee.

13.2

The Guarantor shall from time to time, within three (3) Business Days of first written demand by the Beneficiary, reimburse the Beneficiary for all reasonable costs and expenses (including legal fees together with irrecoverable VAT and disbursements) incurred by it in relation to the enforcement of any of its rights under or in relation to this Guarantee.

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13.3

The Guarantor shall from time to time, within three (3) Business Days of first written demand by the Beneficiary, pay all stamp, registration and other documentary taxes to which this Guarantee is or at any time may be subject and shall on first demand indemnify the Beneficiary against any costs and expenses which result from any failure to pay or any delay in paying any such tax.

14	Assignments and Transfers

14.1	This Guarantee shall be binding upon and inure to the benefit of each Party and its successors and permitted assigns and permitted transferees.

14.2	The Guarantor shall not be entitled to assign and/or transfer any or all of its rights and/or obligations under this Guarantee without the prior written consent of the Beneficiary.

14.3

The Beneficiary shall be entitled to assign and/or transfer any or all of its rights and/or obligations under this Guarantee to any person to whom it is entitled to effect any assignment and/or transfer of rights and/or obligations pursuant to the Step-In Agreement.

15	Notices

15.1

Unless otherwise expressly provided in this Guarantee, all notices, requests, demands or other written communications in relation to this Guarantee (for the purposes of this Clause 15, Written Notices) shall, in order to be effective, be in English and in writing and shall be delivered by letter or by facsimile transmission.

15.2	All Written Notices shall:

(a)	in order to be effectively delivered to a Party, be:

(i)	left at the postal address of that Party set out in Clause 15.3;

(ii)	sent with an internationally recognised courier service in an envelope addressed to that Party at its postal address set out in Clause 15.3; or

(iii)	sent by facsimile to the facsimile number of that Party set out in Clause 15.3; and

(b)	be effective and deemed to have been delivered to a Party:

(i)

in the case of a letter (x) if delivered in the manner referred to in Clause 15.2(a)(i), when left at the postal address of that Party or (y) if delivered in the manner referred to in Clause 15.2(a)(ii), when delivered by the relevant courier service to the postal address of that Party (as evidenced by the records of the relevant courier service); or

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(ii)

in the case of a facsimile transmission, upon receipt by the sender of a transmission slip confirming that the entire Written Notice has been sent to the correct facsimile number (provided that if the time of dispatch of a facsimile transmission is not within normal business hours on a business day in the country of the recipient, such facsimile transmission shall be deemed to have been delivered at the opening of business on the next succeeding business day in such country).

15.3	The addresses of the Parties for the purposes of this Clause 15 are as follows:

(a)	the Guarantor:

Frontier Airlines Holdings, Inc.

7001 Tower Road

Denver, CO 80249

United States of America

Attention: SVP - General Counsel

Fax:          +# ### ### ####

(b)	Airbus:

Airbus S.A.S.

1 rand-point Maurice Bellonte

31707 Blagnac Cedex

France

Attention: Head of Contracts

Fax:          +## # ## ## ## ##

or, in each case, such other address as one Party may from time to time designate to the other Parties upon not less than five (5) Business Days notice.

16	Governing Law and Jurisdiction

16.1	This Guarantee and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with English law.

16.2

Each Party irrevocably agrees for the benefit of the other Party that the courts of England shall have jurisdiction to hear and determine any suit, action or proceeding (Proceedings), and to settle any disputes, which may arise out of or in connection with this Guarantee and for such purpose irrevocably submits to the jurisdiction of such courts.

16.3

The Guarantor agrees that the process by which any Proceedings are begun may be served on it by being delivered to Walkers at 6 Gracechurch Street, London EC3V OAT, England, or, if different, its registered office in England from time to time. If such person ceases to act or to be appointed as the Guarantor’s process agent, the Guarantor will promptly appoint a replacement process agent in England acceptable to the Beneficiary and notify the Beneficiary in writing thereof. Failing any such appointment by the Guarantor, the Guarantor hereby by way of security irrevocably appoints the Beneficiary as its attorney to appoint another such process agent on its behalf.

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16.4

The submission by the Parties to the jurisdiction mentioned in Clause 16.2 shall not (and shall not be construed so as to) limit the right of the Beneficiary to take Proceedings against the Guarantor in any other court of competent jurisdiction nor shall the taking of Proceedings in any one or more jurisdictions preclude the taking of Proceedings in any other jurisdiction, whether concurrently or not if and to the extent permitted by applicable law.

16.5

Each Party hereby consents generally in respect of any Proceedings arising out of or in connection with this Guarantee to the giving of any relief or the issue of any process in connection with such Proceedings including, without limitation, the making, enforcement or execution against any property whatsoever (irrespective of its use or intended use) of any order or judgment which may be made or given in such Proceedings.

16.6

To the extent that a Party may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, judgment or otherwise) or other legal process and to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed) such Party hereby irrevocably agrees not to claim and hereby irrevocably waives such immunity to the full extent permitted by the laws of such jurisdiction.

IN WITNESS WHEREOF the Parties have caused this Guarantee to be executed as a deed by the duly authorised representatives of the Parties and this Guarantee is intended to be and is hereby executed and delivered on the day and year first above written.

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Schedule 1 Representations and Warranties

The Guarantor makes the representations and warranties set out in this Schedule on the date hereof and acknowledges that the Beneficiary has entered into this Guarantee and the other Relevant Documents to which it is a party in reliance on those representations and warranties.

1	Status

(a)	It is a corporation duly incorporated and validly existing under the laws of the State of Delaware and the United States of America in compliance with all applicable law.

(b)	It has the power to sue and be sued in its own name and to own its assets and carry on its business as it is being conducted.

2	Binding obligations

Subject to general principles of law limiting its obligations and subject to any explicit qualifications contained in any legal opinion provided in relation to this Guarantee, the obligations expressed to be assumed by it in this Guarantee are legal, valid, binding and enforceable obligations.

3	Non-conflict with other obligations

The	entry into and performance by it of, and the transactions contemplated by, this Guarantee do not and will not conflict with:

(a)	any law or regulation applicable to it in its jurisdiction of incorporation;

(b)	its constitutive documents; or

(c)	any agreement or instrument binding upon it or any of its assets.

4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, this Guarantee and the transactions contemplated by this Guarantee.

5	Validity and admissibility in evidence

All authorisations required to enable it lawfully to enter into, exercise its rights and comply with its obligations in this Guarantee have been obtained or effected (or will, when required, be obtained or effected) and are (or will, when required, be) in full force and effect.

6	No filing or stamp taxes

Under the laws of the State of Delaware and the United States of America, it is not necessary that this Guarantee be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to this Guarantee or the transactions contemplated by this Guarantee.

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7	Pari passu ranking

Its payment obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.

8	No proceedings pending or threatened

No litigation, arbitration or administrative proceedings of or before any court, arbitral body or agency (which, if adversely determined, might reasonably be expected to have a material adverse effect on its ability to perform its obligations under this Guarantee) have been started or (to the best of its knowledge and belief) threatened against it.

9	No immunity

It is subject to civil commercial law with respect to its obligations under this Guarantee and neither it nor any of its assets is entitled to any right of immunity and the entry into and performance of this Guarantee by it constitute private and commercial acts.

10	No shareholding

(a)	It is not the legal or beneficial owner of any shares (whether or not issued) of the Principal or the Shareholder or any derivate rights in relation thereto.

{b)	It does not have any option or right to acquire any of the shares (whether or not issued) of the Principal or the Shareholder or any derivate rights in relation thereto.

(c)	No other person has any option or right to transfer to the Guarantor any of the shares (whether or not issued) of the Principal or the Shareholder or any derivate rights in relation thereto.

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Schedule 2 Covenants

The Guarantor hereby undertakes in favour of the Beneficiary that at all times throughout the Guarantee Period:

1	Status

It will maintain its existence as a corporation duly incorporated and validly existing under the laws of the State of Delaware and the United States of America in compliance with all applicable law.

2	Compliance with applicable law

It will comply with all applicable law binding on it or any of its property and obtain from time to time and, at its own cost and expense, maintain in full force and effect and, when necessary, renew all consents, licences, approvals, permits or authorisations of or registrations or filings with or exemptions by any governmental authority or other person and all notarisations of any person and take all actions which may at any time be required under applicable law in order to enable it to perform its obligations under this Guarantee and to ensure the validity, enforceability or admissibility in evidence thereof.

3	Compliance with obligations

It will comply with and perform all the obligations expressed to be assumed by it in this Guarantee and with all laws applicable to it in connection with the transactions contemplated by this Guarantee.

4	No prejudice to interests

It will not (otherwise than as expressly contemplated by this Guarantee) do anything or take any action or knowingly omit to take any action which has or is likely to have the effect of prejudicing the right, title and interest of the Beneficiary in relation to this Guarantee.

5	Further assurance

At no cost to the Beneficiary, it will as soon as reasonably practicable take all such actions and do all such things as the Beneficiary may from time to time require (acting reasonably) so as to establish, maintain, perfect, preserve and/or protect the right, title and interest of the Beneficiary in relation to this Guarantee.

6	Pari passu ranking

It will ensure that its payment obligations under this Guarantee rank at least pari passu with the claims of all its other unsecured and unsubordinated creditors, except for obligations mandatorily preferred by law.

7	Material proceedings

It will promptly upon becoming aware thereof deliver to the Beneficiary the details of any litigation, arbitration or administrative proceedings which are current, threatened or pending against the Guarantor and which would, if adversely determined, have a material adverse affect on the ability of the Guarantor to perform its obligations under this Guarantee.

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8	Information

It will promptly deliver to the Beneficiary all information that the Beneficiary may from time to time reasonably request in the context of the transactions contemplated by the Relevant Documents.

9	No shareholding

(a)

It will not be or become (or attempt to be or become) the legal or beneficial owner of any shares (whether or not issued) of the Principal or the Shareholder or any derivate rights in relation thereto.

(b)

It will not acquire (and will not attempt to acquire) any option or right to acquire any of the shares (whether or not issued) of the Principal or the Shareholder or any derivate rights in relation thereto.

(c)

It will not knowingly take any action or fail to take any action that permits any other person to have any option or right to transfer to the Guarantor any of the shares (whether or not issued) of the Principal or the Shareholder or any derivate rights in relation thereto.

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Execution Page

Guarantee

Airbus A320neo Aircraft/ Airbus A321ceo Aircraft

Frontier Holdings / Vertical Horizons

The Guarantor

Executed as a Deed by	)
Frontier Airlines Holdings, Inc.	)	/s/ Holly L. Nelson
acting by its	)	Name: Holly L. Nelson
being a person who in accordance with	)	Title: Chief Accounting Officer & Treasurer
the laws of the State of Delaware and the	)
United States of America is acting under	)
the authority of the company	)

in the presence of:

Signature of Witness		/s/ Shannon Muir
Name of Witness		Shannon Muir
Address of Witness		7001 Tower Rd, Denver, CO 80249

The Beneficiary

Executed as a Deed by	)	/s/ Christophe Mourey
Airbus S.A.S.	)	Name: Christophe Mourey
acting by its	)	Title: Senior Vice President Contracts
being a person who in accordance with	)
the laws of France is acting under the	)
authority of the company	)

in the presence of:

Signature of Witness		/s/ Sangeeta Rughooputh
Name of Witness		Sangeeta Rughooputh
Address of Witness		1 Rond Point Maurice Bellonte,
Blagnac 31707 Cedex, France